Exhibit 10.11

December 12, 2006

Global Green Solutions, Inc.
789 West Pender, Suite 1010

RE: AMENDED CONTRACT FOR PUBLIC RELATIONS FOR GLOBAL GREEN SOLUTIONS INC. Amendment to Signed Contract Dated 10/24/2006

The following agreement supersedes the signed agreement dated October 24th 2006, Vorticom Inc. Will serve as public relations extensions counsel for Global Green Solutions Inc. (GGRN) for a period of 12 months, cancelable by either party in writing with 30 days notice. This agreement may be renewed and/or extended for an additional 12 months in the 12th month of this agreement. Duties will involve:

Vorticom will handle the activities outlined in the public relations plan as well as additional activities agreed upon by Global Green Solutions and Vorticom. Vorticom will draft releases, place editorial opportunities for Global Green Solutions in the media, work with ancillary marketing and inventor relations partners and engage in other marketing communication activities, as outlined in our plan and discussed in ongoing briefings.

1. 25,000 shares of restricted common stock of GGRN payable quarterly in advance, i.e. 100,000 shares in a one year period. Delivery of the first quarterly installment shares shall be delivered to Vorticom by on or before January 31, 2007. Each quarterly installment of stock is due to Vorticom on the ___ day of the financial quarter for GGN end will be pro-rated should either party cancel the contract in any time during that period. A cash fee of $5,000 per month for the months of November and December 2006. Beginning January 2007, the monthly cash fee will be $4,0900. A media services fee of $250 monthly includes media monitoring services and success to hightened media clearance and editorial calendar services.

2. All incidental expenditures, including tral and entertainment, will be subject to the approval of GGRN management and GGRN shall reimburse Vorticom within ten days of submitting to GGRN. In addition, all expenses associated with the producer of the research report, stationary, printing and mailing costs will be billed to GGRN.

3. GGRN may request additional public relations services not covered in this agreement. As such, Vorticom shall bill GGRN on an hourly basis, plus expenses. Terms and conditions of the request shall be covered under a separate agreement between GGRN and Vorticom.

VORTICOM		GLOBAL GREEN SOLUTIONS INC.

NAME:	Nana Tamosaitis	NAME:	Doug Frater
TITLE:	President	TITLE:	President & CEO
SIGNATURE:	NANA TAMOSAITIS	SIGNATURE:	J. D. FRATER
DATE:	December 18, 2006	DATE:	December 12, 2006